CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement on Form S-8 (File No. 33-80919) of Forcenergy Inc (the "Company") of our report dated March 20, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1997 and 1996, and for the three years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.


    Miami, Florida
    June 10, 1998